EXHIBIT 32

BJ’S RESTAURANTS, INC.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Paul A. Motenko and Jeremiah J. Hennessy, Co-Chairman of the Board of Directors, Gerald W. Deitchle, Chief Executive Officer and Louis M. Mucci, Chief Financial Officer of the Company, certify to their knowledge:

(1) The Annual Report on Form 10-K of the Company for the year ended January 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

In Witness Whereof, each of the undersigned has signed this Certification as of this March 10, 2005.

/s/ PAUL A. MOTENKO	/s/ JEREMIAH J. HENNESSY	/s/ GERALD W. DEITCHLE	/s/ LOUIS M. MUCCI
Paul A. Motenko Co-Chairman of the Board of Directors, Vice President and Secretary	Jeremiah J. Hennessy Co-Chairman of the Board of Directors	Gerald W. Deitchle Chief Executive Officer, President and Director	Louis M. Mucci Chief Financial Officer and Director